                                                                    Exhibit 23.0

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated February 12, 2003, with respect to the consolidated financial statements and schedule of FTI Consulting, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

Registration Statements on Form S-8:

                                                                Registration
Name                                                            Number              Date Filed
---------------------------------------------------------------------------------------------------------
1992 Stock Option Plan, as Amended                              333-19251           January 3, 1997
Employee Stock Purchase Plan                                    333-30173           June 27, 1997
1997 Stock Option Plan                                          333-30357           June 30, 1997
1997 Stock Option Plan, as Amended                              333-32160           March 10, 2000
1997 Stock Option Plan, as Amended and Employee Stock
Purchase Plan, as Amended                                       333-64050           June 28, 2001
1997 Stock Option Plan, as Amended and Employee Stock
Purchase Plan                                                   333-92384           July 15, 2002

                                                           /s/ Ernst & Young LLP

Baltimore, Maryland
March 25, 2003